Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS FIRST QUARTER 2012 RESULTS

RALEIGH, NC – May 2, 2012, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies located throughout the United States, today announced its financial results for the first quarter of 2012.

Highlights

•	Total Investment Portfolio: $544.4 million

•	Total Net Assets: $412.1 million

•	Net Asset Value Per Share: $15.12

•	Weighted Average Yield on Debt Investments: 15.1%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 18.9%

•	Investment Portfolio Activity for the Quarter Ended March 31, 2012

•	Cost of investments made during the period: $42.0 million

•	Sales, repayments and exits during the period: $8.3 million

•	Publicly announced investments made subsequent to quarter end: $48.5 million

•	Financial Results for the Quarter Ended March 31, 2012

•	Total investment income: $19.1 million

•	Net investment income: $12.2 million

•	Net investment income per share: $0.49

•	Dividends paid per share: $0.47

•	Net unrealized gains: $0.6 million

•	Net increase in net assets resulting from operations: $12.6 million

•	Net increase in net assets resulting from operations per share: $0.50

In commenting on the Company’s results, Garland S. Tucker, III, President and Chief Executive Officer, stated, “2012 has been very active for Triangle in numerous respects. We completed our seventh public equity offering, our first public bond offering, and we originated approximately $90 million of investments in seven new portfolio companies. We continue to be pleased with the credit quality of our existing portfolio, and look forward to increasing our distributable income during the balance of 2012.”

First Quarter 2012 Results

Total investment income during the first quarter of 2012 was $19.1 million, compared to total investment income of $12.4 million for the first quarter of 2011, representing an increase of 53.8%. The Company’s increase in investment income is primarily attributable to new portfolio investments made during 2011 and 2012 which resulted in an increase in total loan interest, fee, dividend and paid-in-kind interest income of approximately $6.7 million.

Net investment income during the first quarter of 2012 was $12.2 million, compared to net investment income of $7.9 million for the first quarter of 2011, representing an increase of 54.6%. The Company’s net investment income per share during the first quarter of 2012 was $0.49 based on a weighted average share count of 25,075,300 as compared to $0.47 during the first quarter of 2011, based on a weighted average share count of 16,848,570.

The Company’s net increase in net assets resulting from operations was $12.6 million during the first quarter of 2012, as compared to a net increase in net assets resulting from operations of $12.4 million during the first quarter of 2011. The Company’s net increase in net assets resulting from operations was $0.50 per share during the first quarter of 2012 based on a weighted average share count of 25,075,300, as compared to a net increase in net assets resulting from operations of $0.73 per share during the first quarter of 2011, based on a weighted average share count of 16,848,570.

The Company’s net asset value, or NAV, per share at March 31, 2012, was $15.12 as compared to $14.68 per share at December 31, 2011. As of March 31, 2012, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 15.1%.

Liquidity and Capital Resources

At March 31, 2012, the Company had cash and cash equivalents totaling $142.5 million.

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “Our ability to access the capital markets in multiple ways has been a strength for Triangle. In addition, our public offerings were well timed as we have already invested approximately 63% of the net offering proceeds, which positions us favorably as we move into the second quarter. Our liquidity at quarter-end, including funds available to us under our existing credit facility and undrawn SBA debentures, totaled approximately $228 million, which is a very comfortable number for us.”

The Company has a three-year senior secured credit facility (the “Credit Facility”) with a commitment of $75.0 million, an accordion feature which allows for an increase in the total loan size up to $90.0 million, and contains two one-year extension options bringing the total potential funding period to five years from closing. As of March 31, 2012, the Company had no outstanding debt under the Credit Facility.

During the first quarter of 2012, Triangle pre-paid $10.4 million in Small Business Administration (“SBA”) guaranteed debentures that bore interest at a weighted average interest rate of 6.2%. As of March 31, 2012, the Company had outstanding non-callable, fixed rate SBA guaranteed debentures totaling $213.9 million with a weighted average interest rate of 4.76%

During the first quarter of 2012, the Company completed a public offering of 4.3 million shares of common stock with net proceeds of approximately $77.2 million.

Also during the first quarter of 2012, the Company completed an underwritten public offering of $69.0 million in aggregate principal amount of senior unsecured notes. The notes will mature on

March 15, 2019, and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after March 15, 2015. The notes bear interest at a rate of 7.00% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2012.

Dividend and Distribution Information

On February 28, 2012, Triangle announced that its board of directors had declared a cash dividend of $0.47 per share. This was the Company’s twenty-first consecutive quarterly dividend since its initial public offering in February, 2007. The dividend was payable as follows:

Record Date: March 14, 2012

Payment Date: March 28, 2012

At the time of its IPO in February, 2007, Triangle adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends.

When the Company declares and pays dividends, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the dividend allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes.

Recent Portfolio Activity

During the first quarter of 2012, Triangle made four new investments totaling approximately $41.0 million, two debt investments in existing portfolio companies totaling approximately $0.8 million, and one equity investment in an existing portfolio company of approximately $0.2 million. During the first quarter of 2012, the Company received two loan repayments at par totaling approximately $6.7 million and received normal principal repayments and partial loan prepayments totaling approximately $1.6 million.

New investment transactions which occurred during the first quarter of 2012 are summarized as follows:

In February, 2012, Triangle made a $6.3 million investment in Stella Environmental Services, LLC (“Stella”) consisting of subordinated debt with warrants. Stella, formerly a division of Sprint Logistics, is the leading operator of waste transfer stations and disposal logistics in the Houston area for municipal solid waste.

In March, 2012, Triangle made a $12.0 million investment in United Biologics, LLC (“United”) consisting of first lien debt and equity. United tests for and treats allergies using immunotherapy.

In March, 2012, Triangle made a $14.2 million investment in The Krystal Company (“Krystal”) consisting of subordinated debt and equity. Krystal is a quick serve restaurant with company-owned units and franchises throughout the country and is widely recognized for its well-known KRYSTAL Burgers.

In March, 2012, Triangle made an $8.5 million subordinated debt investment in ROM Corporation (“ROM”). ROM is the leading manufacturer of roll-up shutter doors for emergency vehicle storage compartments, emergency scene lighting products, truck and trailer access equipment such as ramps and steps, and other related emergency vehicle and industrial components.

Investments subsequent to quarter end are summarized as follows:

In April, 2012, Triangle made a $23.0 million investment in WSO Holdings, LP (“WSO”), consisting of subordinated debt and equity. WSO is a supplier of organic and natural sweeteners to retail, food service, and industrial food manufacturers in the U.S. and Canada.

In April, 2012, Triangle made a $7.0 million subordinated debt investment in Tomich Brothers, LLC (“Tomich”). Tomich is a processor and world-wide distributor of seafood indigenous to the waters of California.

In April, 2012, Triangle made an $18.5 million investment in Chromaflo Technologies, LLC (“Chromaflo”). Chromaflo develops, manufactures and distributes architectural and industrial colorants for the paint and coatings industries.

Conference Call to Discuss First Quarter 2012 Results

Triangle has scheduled a conference call to discuss first quarter results for Thursday, May 3, 2012, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 8, 2012. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 74677030.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website until May 31, 2012.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures, and specializes in mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $25.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $20.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and shareholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt

Vice President, Investor Relations

919-719-4784

scolquitt@tcap.com

Steven C. Lilly

Chief Financial Officer

919-719-4789

slilly@tcap.com

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TRIANGLE CAPITAL CORPORATION

Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Investments at fair value:
Non–Control / Non–Affiliate investments (cost of $424,962,392 and $389,312,451 at March 31, 2012 and December 31, 2011, respectively)	$436,419,052	$396,502,490
Affiliate investments (cost of $98,502,634 and $97,751,264 at March 31, 2012 and December 31, 2011, respectively)	101,197,149	103,266,298
Control investments (cost of $11,464,968 and $11,278,339 at March 31, 2012 and December 31, 2011, respectively)	6,818,996	7,309,787

Total investments at fair value	544,435,197	507,078,575
Cash and cash equivalents	142,514,158	66,868,340
Interest and fees receivable	2,745,074	1,883,395
Prepaid expenses and other current assets	470,126	623,318
Deferred financing fees	8,485,166	6,682,889
Property and equipment, net	60,611	58,304

Total assets	$698,710,332	$583,194,821

Liabilities
Accounts payable and accrued liabilities	$1,510,224	$4,116,822
Interest payable	1,205,864	3,521,932
Taxes payable	203,893	1,402,866
Deferred income taxes	775,953	628,742
Borrowings under credit facility	—	15,000,000
Senior notes	69,000,000	—
SBA-guaranteed debentures payable	213,871,133	224,237,504

Total liabilities	286,567,067	248,907,866

Net Assets
Common stock, $0.001 par value per share (150,000,000 shares authorized, 27,263,151 and 22,774,726 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively)	27,263	22,775
Additional paid-in-capital	396,320,487	318,297,269
Investment income in excess of distributions	6,054,619	6,847,486
Accumulated realized gains on investments	1,011,649	1,011,649
Net unrealized appreciation of investments	8,729,247	8,107,776

Total net assets	412,143,265	334,286,955

Total liabilities and net assets	$698,710,332	$583,194,821

Net asset value per share	$15.12	$14.68

TRIANGLE CAPITAL CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Investment income:
Loan interest, fee and dividend income:
Non–Control / Non–Affiliate investments	$12,963,602	$8,749,449
Affiliate investments	2,717,149	1,374,243
Control investments	59,773	258,268

Total loan interest, fee and dividend income	15,740,524	10,381,960

Paid–in–kind interest income:
Non–Control / Non–Affiliate investments	2,587,267	1,481,820
Affiliate investments	654,233	395,171
Control investments	19,971	65,297

Total paid–in–kind interest income	3,261,471	1,942,288

Interest income from cash and cash equivalent investments	109,858	101,149

Total investment income	19,111,853	12,425,397

Expenses:
Interest and credit facility fees	3,087,820	1,989,984
Amortization of deferred financing fees	222,917	152,173
General and administrative expenses	3,607,267	2,397,523

Total expenses	6,918,004	4,539,680

Net investment income	12,193,849	7,885,717

Net unrealized appreciation of investments	621,471	4,595,755

Total net gain on investments before income taxes	621,471	4,595,755
Loss on extinguishment of debt	(205,043)	(157,590)
Income tax benefit	7,231	27,359

Net increase in net assets resulting from operations	$12,617,508	$12,351,241

Net investment income per share—basic and diluted	$0.49	$0.47

Net increase in net assets resulting from operations per share—basic and diluted	$0.50	$0.73

Dividends declared per common share	$0.47	$0.42

Weighted average number of shares outstanding—basic and diluted	25,075,300	16,848,570

TRIANGLE CAPITAL CORPORATION

Unaudited Consolidated Statements of Cash Flows

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011

Cash flows from operating activities:
Net increase in net assets resulting from operations	$12,617,508	$12,351,241
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(41,952,989)	(68,275,512)
Repayments received/sales of portfolio investments	8,253,844	14,936,864
Loan origination and other fees received	666,420	1,466,292
Net unrealized appreciation of investments	(768,682)	(4,789,955)
Deferred income taxes	147,211	194,200
Payment–in–kind interest accrued, net of payments received	(2,704,362)	(857,493)
Amortization of deferred financing fees	222,917	152,173
Loss on extinguishment of debt	205,043	157,590
Accretion of loan origination and other fees	(476,512)	(415,247)
Accretion of loan discounts	(374,341)	(260,986)
Accretion of discount on SBA-guaranteed debentures payable	43,629	42,378
Depreciation expense	7,349	7,064
Stock-based compensation	648,750	414,329
Changes in operating assets and liabilities:
Interest and fees receivable	(861,679)	(532,986)
Prepaid expenses	153,192	(218,943)
Accounts payable and accrued liabilities	(2,606,598)	(1,341,160)
Interest payable	(2,316,068)	(1,774,828)
Deferred revenue	—	5,287
Taxes payable	(1,198,973)	(191,672)

Net cash used in operating activities	(30,294,341)	(48,931,364)

Cash flows from investing activities:
Purchases of property and equipment	(9,656)	(18,115)

Net cash used in investing activities	(9,656)	(18,115)

Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	—	21,600,000
Repayments of SBA-guaranteed debentures payable	(10,410,000)	(9,500,000)
Repayments of credit facility	(15,000,000)	—
Proceeds from senior notes	69,000,000	—
Financing fees paid	(2,230,237)	(523,801)
Proceeds from public stock offerings, net of expenses	77,248,074	63,138,255
Common stock withheld for payroll taxes upon vesting of restricted stock	(897,637)	(485,595)
Cash dividends paid	(11,760,385)	(6,678,891)

Net cash provided by financing activities	105,949,815	67,549,968

Net increase in cash and cash equivalents	75,645,818	18,600,489
Cash and cash equivalents, beginning of period	66,868,340	54,820,222

Cash and cash equivalents, end of period	$142,514,158	$73,420,711

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,289,789	$3,722,434